Exhibit 4.2

AMENDMENT TO

SHAREHOLDER RIGHTS AGREEMENT

This Amendment to Shareholder Rights Agreement, dated as of February 15, 2011 (this “Amendment”) is between Scotts Liquid Gold-Inc., a Colorado corporation (the “Company”), and Wells Fargo Bank Minnesota, N.A., as Rights Agent (the “Rights Agent”).

WITNESSETH

WHEREAS, the Company and the Rights Agent are parties to that certain Shareholder Rights Agreement, dated February 21, 2001 (the “Rights Agreement”);

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the Distribution Date (as defined therein), the Board of Directors of the Company (the “Board”), upon the vote of a majority of the Board then in office, may from time to time supplement or amend the Rights Agreement without the approval of any holders of the rights granted therein; and

WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

A. The first sentence of Section 7.a. shall be amended and restated as follows:

SECTION 7. EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS.

a. Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on February 21, 2016 (the “Expiration Date”) or the earlier redemption of the Rights.

B. Section 8 shall be amended and restated in its entirety as follows:

SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES.

All Rights Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificates purchased or retired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain, in a retrievable database, electronic records of all cancelled or destroyed stock certificates which have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to rights certificates cancelled or destroyed by the Rights Agent.

C. Exhibit A to the Rights Agreement (regarding the Form of Rights Certificate) shall be amended and restated in its entirety as set forth on Appendix A, attached hereto.

D. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except to the extent specifically amended hereby, the Rights Agreement and all related documents as amended hereby shall remain in full force and effect.

E. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with the provisions of the Rights Agreement except to the extent specifically amended hereby.

F. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be for all purposes deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

SCOTTS LIQUID GOLD-INC.	WELLS FARGO BANK MINNESOTA, N.A.,
as Rights Agent

/s/ Mark E. Goldstein	/s/ Daniel Loeffler
Mark E. Goldstein	Daniel Loeffler
President and Chief Executive Officer	Officer

[Signature Page to Amendment to Rights Agreement]

APPENDIX A

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER FEBRUARY 21, 2016 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.

[THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT BETWEEN THE ISSUER AND WELLS FARGO BANK MINNESOTA, N.A., AS RIGHTS AGENT, DATED AS OF FEBRUARY 21, 2001 (THE “SHAREHOLDER RIGHTS AGREEMENT”)). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE SHAREHOLDER RIGHTS AGREEMENT. THE RIGHTS AGENT WILL MAIL TO THE REGISTERED HOLDER OF THIS CERTIFICATE A COPY OF THE SHAREHOLDER RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF SUCH MAILING, WITHOUT CHARGE UPON WRITTEN REQUEST.]*

1.	Rights Certificate

This certifies that                             , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement dated as of February 21, 2001 (the “ Rights Agreement”) between Scott’s Liquid Gold–Inc. (the “Company”), and Wells Fargo Bank Minnesota, N.A. (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Denver, Colorado time) on February 21, 2011 (the “Expiration Date”) at the office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one share of Common

*	The portion of the legend in brackets shall be inserted only if applicable.

Stock, with a par value of $.10 per share (“Common Stock”), of the Company per each Right represented hereby, at an exercise price of $8.00 per share (the “Exercise Price”) upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of February 21, 2001 based on the shares of Common Stock of the Company as constituted at such date.

As more fully set forth in the Rights Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as each such term is defined in the Rights Agreement) or (ii) a Disqualified Transferee (as defined in the Rights Agreement), such Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Common Stock Event.

The Rights evidenced by this Rights Certificate shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

As provided in the Rights Agreement, the Exercise Price, and the number and type of securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Rights Agent designated for such purpose and may be obtained by the holder of any Rights upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent designated for such purpose may reasonably request, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock (or other consideration, as the case may be) as the Rights evidenced by the Rights Certificate(s) surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Rights Certificate(s) for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Rights Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Rights Agreement) then in office at any time prior to the earlier of the Distribution Date or the Expiration Date, at a redemption price of $.01 per Right (which amount is subject to adjustment as provided in the Rights Agreement). In addition, in certain circumstances, the Rights may be exchanged, in whole or in part, for shares of Common Stock. Immediately upon the action of the Board ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock issuable upon the exchange.

The Company is not obligated to issue whole or fractional shares of Common Stock (or other securities) upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash or other payment may be made at the election of the Company, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers and the seal of the Company. Dated as of February 21, 2001.

SCOTT’S LIQUID GOLD–INC.

By:

Title:

ATTEST:

Title:

Countersigned:

WELLS FARGO BANK MINNESOTA, N.A.

Date of Countersignature:	By:
Authorized Signatory

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Rights Certificate)

FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto

                                                                                                                                                                                                                                         ,

(Please print name and address of transferee)

whose social security or tax identification number is                             , the Rights evidenced by this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint                              Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: , .
Signature

Signature Medallion Guaranteed:*

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)	the Rights evidenced by this Rights Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Rights Agreement); and

(2)	after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated: ,
Signature

Signature Medallion Guaranteed:*

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

*	Signature must be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantees medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate)

Scott’s Liquid Gold–Inc.

The undersigned hereby irrevocably elects to exercise                                  Rights represented by this Rights Certificate to purchase the number of shares of Common Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security

or other identifying number
(Please print name and address)

.

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number
(Please print name and address)

.

Dated: ,
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)

Signature Medallion Guaranteed:**

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1)	the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Rights Agreement); and

(2)	after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate after the occurrence of a Common Stock Event (as such term is defined in the Rights Agreement) from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated: ,
Signature

Signature Medallion Guaranteed:**

**	Signature must be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved signature guarantees medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.